United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2018

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Entry Into Employment Agreement with Interim CEO

On June 18, 2018, IsoRay, Inc. (the “Company”) entered into an Employment Agreement effective as of June 13, 2018, with Lori A. Woods in her position as Interim CEO. The initial term of the Employment Agreement is one year, subject to successive one year renewals. Ms. Woods will receive an annual salary of $315,612.15 payable in accordance with the Company’s standard payroll practices. She will be eligible to participate in the executive bonus plan established by the Company’s Board of Directors based upon metrics that will be established by the Board in its sole discretion, whereby initially she will be eligible to receive a bonus of up to 25% of her annual salary. Also under the Employment Agreement, Ms. Woods is eligible to participate in and receive stock options under the Company’s 2017 Equity Incentive Plan. Ms. Woods was issued 250,000 common stock options (the “Options”) as of June 13, 2018 (the “Effective Date”), which have an exercise price equal to the fair market value on the date of the grant, and which vest as follows: 25% six months after the Effective Date, 25% one year after the Effective Date, 25% two years after the Effective Date, and 25% three years after the Effective Date. In the event of a Change of Control, as defined in the Employment Agreement, all of Ms. Woods’ outstanding unvested Options will vest and become immediately exercisable and unrestricted.

Ms. Woods will be an “at-will” employee. Either she or the Company may terminate her employment with or without cause, for any reason or no reason, and at any time.

Ms. Woods is subject to standard confidentiality provisions and a non-compete, non-solicitation covenant for a one-year period following termination of her employment.

Additionally, effective as of June 13, 2018, the Company and Ms. Woods entered into a Stock Option Agreement and Notice of Grant of Stock Option (collectively, the “Option Agreement”) with respect to the Options.

The above descriptions are only a summary of the material terms of the Employment Agreement and the Option Agreement, do not purport to be complete descriptions of the Employment Agreement and Option Agreement, and are qualified in their entirety by reference to the Employment Agreement and Option Agreement, copies of which are filed as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 8.01     Other Events

On June 19, 2018, the Company issued a press release announcing the entry into the Employment Agreement, the text of which is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

 (d)       Exhibits

10.1	Employment Agreement, dated effective June 13, 2018, between Lori A. Woods and IsoRay, Inc.
10.2	IsoRay, Inc. Stock Option Agreement and Notice of Grant of Stock Option to Lori A. Woods, dated June 13, 2018.
99.1	Press release issued by IsoRay, Inc., dated June 19, 2018.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2018

IsoRay, Inc., a Minnesota corporation

By:	/s/ Mark Austin
Mark Austin, Controller